EXHIBIT 99.1


INVESTOR CONTACTS:
Universal Power Group, Inc.                    Cameron Associates
Mimi Tan, 469-892-1122                         Amy Glynn, CFA, 212-554-5464
tanm@upgi.com                                  amy@cameronassoc.com
-------------                                  --------------------




       UNIVERSAL POWER GROUP REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

              NET INCOME NEARLY DOUBLED ON REVENUE GROWTH OF 12.3%

CARROLLTON, TEXAS -- AUGUST 6, 2007 -- Universal Power Group, Inc. (AMEX: UPG), a leading provider of third-party logistics and supply chain management services and a global distributor of batteries, security products and related portable power products, today announced its financial results for the second quarter and six months ended June 30, 2007. Net income in the second quarter increased 95% to $733,700, compared to $376,100 in the prior period last year. Earnings per share increased to $0.15, from $0.13, reflecting a 67% increase in weighted average number of shares outstanding from 3 million in 2006 to approximately 5 million in 2007 as a result of UPG's December 2006 initial public offering.


Revenues in the second quarter of 2007 rose 12.3% to $26.4 million, compared to $23.5 million for the second quarter of 2006. Second quarter 2007 revenues from sources other than Brinks Home Security ("Brinks") rose 26.1% to $12.4 million from $9.8 million in the second quarter of 2006. The increase reflects growth of new and existing customer accounts as well as price increases implemented by UPG to offset higher costs of goods sold. Second quarter revenues from Brinks increased to $14.0 million, up 2.4% compared to $13.7 million in the second quarter of 2006.

Gross margin also rose as a percentage of revenues for the three months ended June 30, 2007 to 15.7% compared to 13.9% in the comparable period in 2006. The increase in gross margin reflects product mix improvement as well as price increases to offset higher raw material costs. The battery industry is experiencing volatility in certain raw materials such as lead, copper and zinc and raw material prices have continued to increase during the second quarter of 2007. Growth in our higher margin business for the second quarter was driven 70% by volume and 30% by price increases. Operating income rose to $1.4 million, or 5.5% of revenues, compared to $877,100, or 3.7% of revenues.

For the six-month period ended June 30, 2007, revenues increased 12.9% to $49.9 million, up from $44.2 million in the comparable prior year period. Operating income rose 37.8% to $2.2 million, up from $1.6 million. Net income increased 54.3% to $1.1 million, or $0.22 per share based on a weighted average of 5 million shares, compared to $713,900, or $0.24 per share based on 3 million diluted shares.

Randy Hardin, President and CEO of UPG, commented, "Our second quarter and year-to-date results reflect the ongoing strength in our business and successful execution of our growth strategy. In particular, we were extremely pleased with the strong sales growth in our non-Brinks business, as it demonstrates our continued focus on diversifying our customer base and growing sales through the penetration of new customer accounts, channels and markets. These higher sales have helped to offset slower growth in Brinks revenues, which have been adversely impacted by the overall slowdown in the residential construction industry. We remain optimistic about the longer-term growth prospects of our Brinks business.

"Looking out to the balance of the year and beyond, we continue to believe that the opportunities ahead of UPG are significant. Our goal remains simply to grow our market share in the rapidly growing battery and third-party logistics industries, and we believe our strong competitive position will enable us to achieve our goal," he added.

UPG UPDATES GUIDANCE FOR 2007

Revenues, operating income and net income have risen 12.9%, 37.8% and 54.3%, respectively, for the six months ended June 30, 2007, reflecting the results of ongoing strength in our business and successful execution of our growth strategy. Based on our performance through the first two quarters of 2007, it is expected we will exceed our previous guidance of 10% growth in revenues and operating income. However, the risk remains that continued volatility in raw material prices could adversely impact operations for the balance of the year.

CONFERENCE CALL INFORMATION

UPG will hold a conference call to discuss its financial results at 9:30 Eastern time on Tuesday, August 7, 2007. Interested parties may access the conference call by dialing 1-800-299-7635; passcode 14887418. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network at www.earnings.com.

A replay of the teleconference will be made available through September 7, 2007 by calling 1-888-286-8010; passcode 52709677 and an archived webcast will be available at WWW.UPGI.COM.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. is a leading provider of third-party logistics and supply chain management services, and a distributor of batteries, security products and related portable power products to various industries. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product design and development. UPG's range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, cellular and Bluetooth accessories, related portable power products, jump-starters, 12-volt DC accessories, and security products. For more information, please visit UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Specifically, historical financial results are not necessarily indicative of future performance. In addition, there can be no assurance that any of the company's growth initiatives referred to in this press release will translate into increased revenues.

                           UNIVERSAL POWER GROUP, INC.

                            UNAUDITED BALANCE SHEETS

                                     ASSETS

                                                                            JUNE 30,          DECEMBER 31,
                                                                              2007                2006
                                                                       -----------------    ---------------
CURRENT ASSETS
   Cash and cash equivalents......................................         $13,282,195         $13,036,447
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $144,257
          and $114,257 ...........................................          12,012,917          10,171,055
     Other (including $0 and  $186,617 from related parties)......             329,484             211,854
   Inventories - finished goods, net of allowance for obsolescence
     of $260,715 and $200,715.....................................          23,576,890          22,571,534
   Current deferred tax asset.....................................           1,173,267           1,087,163
   Prepaid expenses and other current assets......................           1,275,857             571,073
                                                                       ----------------     ---------------
     Total current assets.........................................          51,650,610          47,649,126

PROPERTY AND EQUIPMENT
   Machinery and equipment........................................             713,672             595,902
   Furniture and fixtures.........................................             313,522             288,457
   Leasehold improvements.........................................             188,691             188,691
   Vehicles.......................................................             151,598             151,598
                                                                       ----------------     ---------------
                                                                             1,367,483           1,224,648
   Less accumulated depreciation and amortization.................            (878,918)           (787,554)
                                                                       ----------------     ---------------

     Net property and equipment...................................             488,565             437,094

OTHER ASSETS......................................................              70,573              33,073
                                                                       ----------------     ---------------

TOTAL ASSETS......................................................         $52,209,748         $48,119,293
                                                                       ================     ===============

                           UNIVERSAL POWER GROUP, INC.

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                JUNE 30,             DECEMBER 31,
                                                                                  2007                   2006
                                                                          -------------------     -------------------
CURRENT LIABILITIES
   Line of credit................................................                $14,982,105             $14,573,595
   Accounts payable..............................................                 13,629,361              11,529,002
   Accrued liabilities...........................................                  1,007,822                 540,839
   Current portion of capital lease obligations..................                     13,745                  18,726
   Current portion of deferred rent..............................                     14,155                  15,423
                                                                          -------------------     -------------------
     Total current liabilities...................................                 29,647,188              26,677,585

CAPITAL LEASE OBLIGATIONS, less current portion..................                        666                   6,613
NOTES PAYABLE TO ZUNICOM, INC....................................                  5,850,000               5,850,000
NON-CURRENT DEFERRED TAX LIABILITY...............................                     56,743                  64,663
DEFERRED RENT, less current portion..............................                    193,216                 206,975
                                                                          -------------------     -------------------
     Total liabilities............................................                35,747,813              32,805,836

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares authorized,
     5,000,000 shares issued and outstanding.....................                     50,000                  50,000
   Additional paid-in capital....................................                 15,310,273              15,263,457
   Retained earnings.............................................                  1,101,662                      --
                                                                          -------------------     -------------------
     Total shareholders' equity..................................                 16,461,935              15,313,457
                                                                          -------------------     -------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......................                $52,209,748             $48,119,293
                                                                          ===================     ===================

                           UNIVERSAL POWER GROUP, INC.

                         UNAUDITED STATEMENTS OF INCOME

                                                                   THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                                 --------------------------------     -----------------------------
                                                                      2007             2006               2007            2006
                                                                 ---------------  ---------------     ------------- ---------------
Net sales.....................................................      $26,403,048      $23,504,176       $49,942,922     $44,244,799
Cost of sales.................................................       22,258,190       20,236,158        42,357,431      38,046,168
                                                                 ---------------  ---------------     ------------- ---------------
Gross profit..................................................        4,144,858        3,268,018         7,585,491       6,198,631
Operating expenses (including $0, $120,000, $0 and $240,000
   to Zunicom, Inc.)..........................................        2,699,388        2,390,931         5,335,898       4,565,973
                                                                 ---------------  ---------------     ------------- ---------------
Operating income..............................................        1,445,470          877,087         2,249,593       1,632,658
Other income (expense)........................................
   Interest expense (including $87,510, $0, $174,058 and $0 to
      Zunicom, Inc.)                                                   (365,165)        (220,874)         (732,254)       (402,754)
   Interest income............................................          167,377            7,620           340,291           8,763
                                                                 ---------------  ---------------     ------------- ---------------
     Total other expense......................................         (197,788)        (213,254)         (391,963)       (393,991)
                                                                 ---------------  ---------------     ------------- ---------------
Income before provision for income taxes......................        1,247,682          663,833         1,857,630       1,238,667
Provision for income taxes....................................         (513,977)        (287,730)         (755,968)       (524,759)
                                                                 ---------------  ---------------     ------------- ---------------

Net income....................................................      $   733,705      $   376,103       $ 1,101,662     $   713,908
                                                                 ===============  ===============     ============= ===============
Net income per share
     Basic....................................................      $      0.15      $      0.13       $      0.22     $      0.24
                                                                 ===============  ===============     ============= ===============
     Diluted..................................................      $      0.15      $      0.13       $      0.22     $      0.24
                                                                 ===============  ===============     ============= ===============
Weighted average shares outstanding
     Basic....................................................        5,000,000        3,000,000         5,000,000       3,000,000
                                                                 ===============  ===============     ============= ===============
     Diluted..................................................        5,002,114        3,000,000         5,005,707       3,000,000
                                                                 ===============  ===============     ============= ===============

                           UNIVERSAL POWER GROUP, INC.

                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                                                               SIX MONTHS ENDED JUNE 30,
                                                                                         ---------------------------------------
                                                                                                2007                 2006
                                                                                         -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income....................................................                               $  1,101,662             $ 713,908
Adjustments to reconcile net income to net cash used in
     operating activities:
   Depreciation and amortization of property and equipment....                                    103,864                81,059
   Provision for bad debts....................................                                     55,034                63,745
   Provision for obsolete inventory...........................                                     60,000                90,000
   Deferred income taxes......................................                                    (94,024)             (105,921)
   Stock-based compensation                                                                        46,816                    --
Change in operating assets and liabilities:
   Accounts receivable - trade................................                                 (1,896,896)           (1,441,426)
   Accounts receivable - other................................                                   (304,246)              (30,141)
   Inventories................................................                                 (1,065,356)             1,972,018
   Prepaid expenses and other current assets..................                                   (717,284)               188,954
   Other assets...............................................                                    (37,500)                 1,850
   Accounts payable...........................................                                  2,100,359            (4,934,405)
   Accrued liabilities........................................                                    466,983               474,080
   Due from Zunicom, Inc......................................                                    186,617               635,363
   Deferred rent..............................................                                    (15,027)              (10,002)
                                                                                         -----------------     -----------------
Net cash used in  operating activities........................                                     (8,998)           (2,300,918)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment.........................                                   (142,836)              (54,849)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net activity on line of credit.............................                                    408,510             3,412,528
   Payments on capital lease obligations......................                                    (10,928)              (10,348)
   Payment of dividends to Zunicom, Inc.......................                                         --              (545,180)
                                                                                         -----------------     -----------------
Net cash provided by financing activities.....................                                    397,582             2,857,000
                                                                                         -----------------     -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS.....................                                    245,748               501,233
Cash and cash equivalents at beginning of period..............                                 13,036,447               176,295
                                                                                         -----------------     -----------------

Cash and cash equivalents at end of period....................                                $13,282,195             $ 677,528
                                                                                         =================     =================

SUPPLEMENTAL DISCLOSURES
   Interest paid..............................................                                 $  732,254             $ 402,754
                                                                                         =================     =================

   Income taxes paid..........................................                                 $  524,960             $  74,250
                                                                                         =================     =================